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                                                                   EXHIBIT 3.6


                                THE STATE OF OHIO

                                    BOB TAFT


                               SECRETARY OF STATE

                                     907962

                                   CERTIFICATE

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: AMD MIS CHN of:

            DALTON CORPORATION, ASHLAND MANUFACTURING FACILITY FORMERLY ASHLAND CASTINGS CORPORATION





    UNITED STATES OF AMERICA
         STATE OF OHIO
OFFICE OF THE SECRETARY OF STATE

                        Recorded on Roll 5759 at Frame 0181 of the Records of Incorporation and Miscellaneous Filings.

                        WITNESS MY HAND AND THE SEAL OF THE SECRETARY OF STATE AT COLUMBUS, OHIO, THIS 28TH DAY OF FEB , A.D. 1997.

                        BOB TAFT
                        Secretary of State

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          ASHLAND CASTINGS CORPORATION

      The undersigned, K.L. Davidson and D.I. Brown, being the President and Secretary, respectively, of Ashland Castings Corporation, an Ohio corporation (the "Corporation"), DO HEREBY CERTIFY that on February 11, 1997, in a writing executed pursuant to the provisions of Section 1701.54 of the Ohio Revised Code by all of the shareholders of the Corporation, the following Amendment to the Articles of Incorporation of the Corporation were adopted and approved.

                  "AMENDMENT TO ARTICLES OF INCORPORATION. THE ARTICLES OF
            INCORPORATION OF THE CORPORATION ARE HEREBY AMENDED BY THE DELETION THEREFROM OF ARTICLE I AND BY THE SUBSTITUTION OF THE FOLLOWING NEW
            ARTICLE I IN LIEU THEREOF:

                                   ARTICLE I

                                      NAME

                  THE NAME OF THE CORPORATION IS DALTON CORPORATION, ASHLAND
            MANUFACTURING FACILITY."

      IN WITNESS WHEREOF, we have executed this Certificate of Amendment to Articles of Incorporation this 11th day of February, 1997.



                                          /s/ K.L. Davidson
                                          --------------------------------------
                                          K.L. Davidson




                                          /s/ D.I. Brown
                                          --------------------------------------
                                          D.I. Brown